Exhibit 99.2

CAUSE NO. C-1-PB-14-001245

IN RE:	§	IN THE PROBATE COURT
§
	§	OF
§
TEL OFFSHORE TRUST	§	TRAVIS COUNTY, TEXAS

FINAL JUDGMENT MODIFYING AND TERMINATING THE TRUST

On this day the Court considered the modification and termination of the TEL Offshore Trust (the “Trust”) sought in Attorney Ad Litem’s Third Amended Petition as Realigned Plaintiff filed by Glenn M. Karisch (“Ad Litem”), attorney ad litem for the unit holders of the Trust who were served by publication and did not answer or appear, and in the Corporate Trustee’s Amended Counterclaim for Modification and Termination of Trust as to Attorney Ad Litem, RNR Production Land and Cattle, and Albert and Joyce E. Speisman filed by The Bank of New York Mellon Trust Company, N. A., as Corporate Trustee of the Trust (“BNYM” or “Corporate Trustee”).

I.

PARTIES

The Court finds and hereby orders the following persons (the “Parties”) have appeared in these proceedings, are parties to this Final Judgment Modifying and Terminating the Trust and are bound by the terms:

a.                                      Plaintiff Glenn M. Karisch (“Ad Litem”), as attorney ad litem for the unit holders of the Trust who were served by publication and did not answer or appear (the “AAL Parties”);

b.                                      Plaintiff RNR Production Land and Cattle Company;

c.                                       Plaintiff Albert and Joyce Speisman (“Speismans”);

d.                                      BNYM, as Corporate Trustee of the Trust;

e.                                       Gary C. Evans, as Individual Trustee of the Trust;

f.                                        Jeffrey S. Swanson, as Individual Trustee of the Trust; and

g.                                       Thomas H. Owen, Jr., as Individual Trustee of the Trust; and

h.                                      The unit holders of the Trust of record on July 11, 2014, other than the AAL Parties, consisting of known Record Holders, known Non-Objecting Beneficial Owners (“NOBOs”) and unknown Objecting Beneficial Owners (“OBOs”).

II.

FINDINGS

After considering the pleadings, the evidence presented and the argument of counsel, the Court makes the following findings in connection with the entry of this Final Judgment Modifying and Terminating the Trust:

1.                                      Every citation required by law with respect to this pleading has been duly issued, served and returned in the manner and for the length of time required by law;

2.                                      This Court has jurisdiction of this case, the subject matter hereof, and all parties in this case;

3.                                      Travis County is the proper venue for this action;

4.                                      The Trust was created by Tenneco Offshore Company, Inc. (“Tenneco Offshore”) effective January 1, 1983, pursuant to a Plan of Dissolution (“Plan”) approved by Tenneco Offshore’s stockholders on December 22, 1982.  In accordance with the Plan, the TEL Offshore Trust Partnership (“Partnership”) was formed, in which the Trust owns a 99.99% interest and Tenneco Oil Company, as managing general partner of the Partnership, owned a .01% interest.  Chevron USA, Inc. (“Chevron”) as the successor-in-interest to Tenneco Oil Company, currently serves as the managing general partner of the Partnership and holds a .01% interest in the Partnership;

5.                                      Section 2.02 of the TEL Offshore Trust Agreement (“Trust Agreement”) states that, “[t]he purposes of the Trust are: to (a) protect and conserve, for the benefit of the owners of the Units, the Overriding Royalty Interest, the Trust Partnership Interest, the Tenneco Offshore II Stock and any other assets held in the Trust Estate; (b) to receive cash attributable to the Trust Partnership Interest and the Tenneco Offshore II Stock and any other assets held in the Trust Estate; and (c) to pay or provide for the payment of any liabilities incurred in carrying out the purposes of the Trust, and thereafter to distribute the remaining amounts received by the Trust pro rata to the owners of the Units;”

6.             The parties have entered into valid and enforceable Settlement Agreements dated January 17, 2017 (“Individual Trustees Settlement”) and dated on or about May 15, 2017 (“Corporate Trustee Settlement”) which have been approved by this Court (together, the “Settlement Agreements”);

7.             The Settlement Agreements are in the best interest of the unit holders of the Trust;

8.             The Settlement Agreements further the purposes of the Trust.

9.             After making the payment and transfer BNYM was obligated to make under the Corporate Trustee Settlement and was ordered to make by the Court in the order approving the Corporate Trustee Settlement, no assets shall remain in the Trust for distribution to the unit holders of the Trust; rather, unit holders may follow the claims procedure in Cause No. C-1-PB-17-000132 in this Court, styled In re the TEL Offshore Trust Qualified Settlement Fund, to make a claim to funds in the qualified settlement fund;

10.          The parties have properly requested that the Court modify the Trust pursuant to Texas Property Code § 112.054 and to permit the termination of the Trust;

11.          Because of circumstances not known to or anticipated by the settlor of the Trust, the Court should order modification and termination of the Trust as provided in this judgment to further the purposes of the Trust;

12.         The purposes of the Trust have been fulfilled or have become impossible to fulfill; and

13.          The modification and termination of the Trust are in the best interest of the  unit holders of the Trust.

III.

ORDER

1.             IT IS, therefore, ORDERED, ADJUDGED and DECREED that the TEL Offshore Trust  Agreement dated January 1, 1983 (the “Trust Agreement”) is modified as follows:

a.     Article I of the Trust Agreement is amended by adding Sections 1.29, 1.30 and 1.31 to read as follows:

1.29        The “Court” means the Probate Court No. 1 of Travis County, Texas.

1.30        The “QSF” means the TEL Offshore Trust Qualified Settlement Fund established by the Court in Cause No. C-1-PB-17-000132 in the Probate Court No. 1 of Travis County, Texas.

1.31        “Record Date and Time” means 5:00 p.m. Eastern Daylight Saving Time on June 30, 2017.

b.     Section 4.02 of the Trust Agreement is deleted in its entirety and amended to read as follows:

4.02        Distributions.  No assets remain in the Trust as of the Record Date and Time.  Therefore, there shall be no further distributions from the Trust to owners of the Units.  The current and former owners of the Units may have the right to make a claim to funds held in the QSF as described in Article IX.

c.     Article IX of the Trust Agreement is deleted in its entirety and amended to read as follows:

ARTICLE IX

TERMINATION OF TRUST

9.01.       Termination.  The Trust shall terminate as of the Record Date and Time. All rights of the current and former owners of the Units in and under the Trust Agreement shall terminate as of the Record Date and Time and all Units, and any Beneficial Interests therein, shall be terminated and shall cease to exist. Each current and former owner of Units shall cease to have any rights with respect to any Units or the Beneficial Interest therein and shall be limited to its rights with respect to the QSF as provided in Section 9.03.

9.02.       No Trading After Record Date and Time.  The purchase, sale or transfer of Units shall not be permitted after the Record Date and Time.  The Trustees shall file the appropriate securities filings to give notice to the owners of the Units that trading of Units shall end as of the Record Date and Time. Any person purporting to acquire Units of the Trust after the Record Date and Time shall have no rights with respect to those Units and will not be a beneficiary of the Trust.

9.03.       Qualified Settlement Fund.  No property remains in the Trust.  By Order dated May 15, 2017, the Court ordered the Corporate Trustee to transfer all property remaining in the Trust, if any, to the trustee of the QSF.  Corporate Trustee has transferred any and all of the property remaining in the Trust to the trustee of the QSF as ordered by the Court, and Corporate Trustee has no liability to anyone for having made that transfer.  Therefore, the Trustees shall make no distributions from the Trust to any current or former owner of Units.  Owners of Units of the Trust as of the Record Date and Time shall have the rights, if any, of owners of Units at the termination of the Trust in the QSF.  Any owner of Units as of the Record Date and Time shall be required to follow the claims procedure established by the Court to make a claim to funds in the QSF.  Only those owners of Units, or owners of Beneficial Interests therein, who timely make claims in accordance with the procedures established by the Court will be entitled to receive any funds from the QSF.  The Trustees of the Trust have no involvement with or duties with respect to the QSF, and the Trustees of the Trust have no liability to any current or former owners of Units regarding the administration of the QSF or the distribution of funds from the QSF, whatsoever.

2.             IT IS further ORDERED, ADJUDGED and DECREED that the Trust shall terminate at 5:00 p.m. Eastern Daylight Saving Time on June 30, 2017 (the “Record Date and Time”), and that all units, and any beneficial interest therein, shall be terminated and cease to exist as of the Record Date and Time.

3.             IT IS further ORDERED, ADJUDGED and DECREED that the purchase, sale or transfer of units of the  Trust, and any beneficial interest therein,  shall not be permitted after the Record Date and Time; that the Corporate Trustee shall file the appropriate securities filings to give notice to unit holders that trading of units shall end as of the Record Date and Time; and

that any person purporting to acquire units of the Trust after the Record Date and Time shall have no rights with respect to those units and will not be a beneficiary of the Trust.

4.             IT IS further ORDERED, ADJUDGED and DECREED that the Trustees shall make no distributions from the  Trust to any unit holder; that holders of units of the Trust as of the Record Date and Time shall have the rights, if any, of unit holders at the termination of the Trust; that any unit holder as of the Record Date and Time shall be required to  follow the claims procedures established by the Court to make a claim to funds in the TEL Offshore Trust Qualified Settlement Fund (the “QSF”) established in Cause No. C-1-PB-17-000132 in the Probate Court No. 1 of Travis County, Texas; that only those current or former unit holders who timely make claims in accordance with the procedures established by the Court will be entitled to receive any funds from the QSF; that the Trustees of the Trust have no involvement with or duties with respect to the QSF, have no standing to intervene or be a party in Cause No. C-1-PB-17-000132, and have no liability to any unit holder regarding the administration of the QSF or the distribution of funds from the QSF, whatsoever.

5.             IT IS further ORDERED, DECREED and ADJUDGED that, upon compliance with their obligations under this judgment and under the Settlement Agreements, the Trustees are discharged and released as Trustees of the Trust.

6.             IT IS further ORDERED, DECREED and ADJUDGED that Ad Litem or BNYM may apply to the Court to change the Record Date and Time if the need arises, and the Court shall retain jurisdiction over the Trust until the Record Date and Time for the limited purpose of changing the Record Date and Time if Ad Litem or BNYM so applies, and in exercising that jurisdiction, the Court may not order BNYM to pay any additional amounts to any person or entity, whether taxed as costs or otherwise.

7.             All relief not specifically granted in this proceeding is hereby denied; and

8.             This is a final, appealable judgment.

// Guy Herman	05/15/2017
Judge Presiding
Honorable Probate Judge
Travis County Probate Court